United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

Breezer Ventures Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-129229	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202-351 No. 13 Mai zidian zao ying bei li, Chaoyang District, Beijing, 100024

(Address of principal executive offices with zip code)

011-852-131-4607-6574

(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

_______________________________________________________________________________________________________________________________________________

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2008, Mr. Xianbing Li was appointed as a director and chief financial officer of Breezer Ventures Inc.  (the "Company").

Mr. Xianbing Li will not receive any salary or compensation for his services as the Company's chief financial officer and director.

There are no family relationships between Mr. Xianbing Li and any of the other executive officers or directors of the Company. There are no arrangements or understanding between Mr. Xianbing Li and any other persons pursuant  to which Mr. Xianbing Li was selected as a director. There have been no transactions during the Company's last two fiscal years , or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Xianbing Li had, or will have, a direct or indirect material interest.

Our board of directors now consists of Mr. Wei Xue Feng and Mr. Xianbing Li.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Breezer Ventures Inc.

Signed: /s/ Wei Xue Feng

Name: Wei Xue Feng

Title: President and Chief Executive Officer

Date: September 11, 2008